SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Item 5.04   Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On October 20, 2004, the Company received prospective notification of suspension of trading in its 401(k) plan as required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974. On October 20, 2004, the Company provided its directors and executive officers notice restricting them from trading in the Company’s common stock during the period that will begin on November 23, 2004 and continue until December 20, 2004, as required by Rule 104(b)(2) of Regulation BTR. The notice to the Company’s directors and executive officers is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c)    Exhibits

Exhibit                          Description

99.1	Notice dated October 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

        Date:    October 22, 2004

By:	/s/ W. Robert Parkey, Jr.
Name:	W. Robert Parkey, Jr.
Title:	Chief Executive Officer and President

EXHIBIT INDEX

        Exhibit                  Description

         99.1   Notice dated October 20, 2004.